UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA
WALTER WYRICK, JR., derivatively on behalf of NUTRISYSTEM, INC., Plaintiff, v. JOSEPH M. REDLING, et al., Defendants, and NUTRISYSTEM, INC., Nominal Defendant.	Civil Action No. 2:11-cv-05036-PD

NOTICE TO CURRENT NUTRISYSTEM STOCKHOLDERS

TO: ALL OWNERS OF NUTRISYSTEM, INC. ("NUTRISYSTEM" OR "THE COMPANY") COMMON STOCK AS OF SEPTEMBER 5, 2012 ("CURRENT NUTRISYSTEM STOCKHOLDERS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THESE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF NUTRISYSTEM WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THESE ACTIONS ARE NOT "CLASS ACTIONS." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF NUTRISYSTEM COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Eastern District of Pennsylvania (the "Court"), that a proposed settlement agreement (the "Settlement") has been reached among Plaintiffs, on behalf of themselves and derivatively on behalf of Nutrisystem, the Individual Defendants, and Nutrisystem in connection with the above-captioned shareholder derivative action entitled Wyrick v. Redling, et al., Case No. 2:11-cv-05036-PD, pending before the Court, as well as Schatz v. Redling, et al., No. 2011-24985, pending in the Court of Common Pleas, Montgomery County, Pennsylvania (the "Actions").

Plaintiffs filed the Actions derivatively on behalf of Nutrisystem to remedy the alleged harm caused to the Company by the Individual Defendants' alleged breaches of their fiduciary duties. The proposed Settlement, if approved by the Court, would fully, finally, and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.

As explained below, a hearing (the "Settlement Hearing") shall be held before this Court on November 15, 2012 at 9:30 a.m. to determine whether, inter alia, the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the Settlement and of your rights as a Current Nutrisystem Stockholder with respect to the Settlement.

  background

  According to its public filings, Nutrisystem is a leading provider of a weight management system based on a low-calorie, portion-controlled, prepared meal program. The Actions are based on Plaintiffs' allegations that Nutrisystem's Board of Directors (the "Board") improperly authorized 2010 pay increases for Nutrisystem's Chief Executive Officer, Joseph M. Redling ("Redling"), and Chief Financial Officer, David Clark, despite a publicly stated pay-for-performance executive compensation policy. On May 12, 2011 a majority of the Company's stockholders voted against the Board's recommended approval of the compensation for 2010 of the Company's named executive officers.
  On August 5, 2011, plaintiff Wyrick initiated the Federal Action against Defendants on behalf of Nutrisystem, alleging claims for breach of fiduciary duty and unjust enrichment under Delaware law. Defendants moved to dismiss Wyrick's complaint on October 12, 2011 on both demand futility grounds and for failure to state a claim. Wyrick filed his opposition to Defendants' motion to dismiss on November 21, 2011, and Defendants replied on December 5, 2011. To date, no decision has been rendered on Defendants' motion to dismiss.
  Plaintiff Schatz filed the similar State Action on September 1, 2011. Defendants filed Preliminary Objections to Schatz's Complaint on November 10, 2011, arguing that Schatz was required to make a pre-suit demand under Delaware law and that he failed to state a claim against the Defendants for breach of fiduciary duty and unjust enrichment. Schatz filed his opposition to Defendants' Preliminary Objections on December 23, 2011 and Defendants filed their reply on January 23, 2012. The State Court held oral argument in connection with Defendants' Preliminary Objections on February 8, 2012 and overruled the Preliminary Objections on February 13, 2012.

  Schatz served requests for production of documents on Defendants on March 19, 2012, and beginning April 3, 2012, Defendants commenced a "rolling" production of confidential Company documents related to the claims asserted in the Actions.
  This Court held a scheduling conference on March 8, 2012, at which time the parties to the Federal Action discussed, among other things, the possibility of resolving both the Actions. On March 9, 2012, the Court ordered a settlement conference to be held on April 4, 2012 that was subsequently rescheduled to May 16, 2012 (the "Settlement Conference"). On March 20, 2012, Plaintiffs filed a Settlement Memorandum with the Court and served Defendants with a formal "settlement demand.'' On May 5, 2012, Plaintiffs filed a Supplemental Settlement Memorandum with the Court.

  This Settlement is a result of the agreement in principle reached at the Settlement Conference, and the Parties' subsequent discussions thereafter. The Parties reached an agreement to settle the Actions after the Court issued a "Mediator's Proposal" in connection with the Settlement Conference.

  PLAINTIFFS' Counsel's Investigation and Research, Plaintiffs' CLAIMS, AND THE BENEFITS OF SETTLEMENT

  Plaintiffs' Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Actions including, but not limited to: (1) reviewing and analyzing Nutrisystem's public filings with the U.S. Securities and Exchange Commission ("SEC"), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the complaints in the Actions; (3) obtaining, through Schatz's discovery requests, non-public internal Company documents, including minutes of meetings of, and presentations of the Company's compensation consultant to, the Board's Compensation Committee and the full Board; (4) drafting and filing responses to Defendants' Preliminary Objections and Defendants' motion to dismiss; (5) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (6) retaining a nationally-renowned executive compensation expert; (7) researching corporate governance issues; (8) preparing detailed settlement memoranda and participating in the Settlement Conference; and (9) engaging in extensive settlement discussions with Defendants' Counsel and successfully resolving the Actions.

  Plaintiffs' Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs' Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial(s) and through possible appeal(s). Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement is fair, reasonable, adequate and is in the best interests of Plaintiffs, Nutrisystem, and Current Nutrisystem Stockholders, and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

  DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

  The Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Nutrisystem, any unjust enrichment, or any wrongdoing whatsoever. Without admitting the validity of any of the claims Plaintiffs have asserted in the Actions, or any liability with respect thereto, and solely in order to avoid the potentially protracted time, expense and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), the Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

  Defendants are entering into the Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Nutrisystem and Current Nutrisystem Stockholders.

  Neither this Stipulation, nor any of its terms or provisions, nor entry of the Final Order and Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs' Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

  THE SETTLEMENT HEARING

  The Settlement Hearing will be held before the Honorable Paul S. Diamond on November 15, 2012 at 9:30 a.m. at the United States District Court for the Eastern District of Pennsylvania, James A. Byrne Federal Courthouse, located at 601 Market Street, Room 6613, Philadelphia, Pennsylvania 19106 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiffs' Counsel's agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Awards should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

  OVERVIEW OF THE PROPOSED SETTLEMENT

  The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com and Nutrisystem at http://www.nutrisystem.com. The following is only a summary of its terms.

  As a result, in substantial part, of the filing and prosecution of the Actions, Nutrisystem's Board has: (a) materially reduced 2011 executive compensation at the Company; (b) undertaken efforts to enhance Nutrisystem's compensation policies to more-closely align stockholder/management interests and to more strongly link executive compensation to corporate performance; and (c) on April 23, 2012, the Board issued materially enhanced compensation disclosures in the Company's 2012 Annual Meeting Proxy.

  Additionally, the Compensation Committee approached Redling regarding the scheduled September 30, 2012 expiration of his employment agreement and the terms on which the Compensation Committee would propose to renew that agreement. Based on the Compensation Committee's re-evaluation of Nutrisystem's executive compensation practices motivated in substantial part by the filing and pendency of the Actions, the Compensation Committee indicated that it could not renew Redling's employment agreement on its existing terms, but rather would propose several material modifications. After discussion with the Board, Redling informed the Board that he would be unwilling to continue his employment on the terms proposed, and Redling's employment contract was not renewed.

  The Board also agreed to adopt certain corporate governance measures, which will remain in effect for at least five (5) years from the Effective Date, so long as Nutrisystem remains a public company. The measures are set forth in full in the Stipulation and include: (i) Nutrisystem will aspire to limit guaranteed bonus commitments for Nutrisystem's executive officers to one year; (ii) Upon termination of an executive officer's employment with Nutrisystem, Nutrisystem shall limit the post-termination exercise period of stock options held by that executive officer to one year following such executive officer's date of termination from Nutrisystem; (iii) With respect to separation terms agreed after the Effective Date, Nutrisystem's executive officers shall not receive, and shall not be entitled to, a general release of claims from the Company upon termination; (iv) Nutrisystem will exercise commercially reasonable efforts to describe its executive compensation policies clearly and comprehensively in accordance with the SEC's rules and regulations in all annual stockholder meeting proxy statements; (v) Until at least its 2017 annual stockholder meeting, Nutrisystem shall hold a say-on-pay vote on an annual basis, which vote shall be considered by the Compensation Committee and the Board when determining executive compensation at Nutrisystem; (vi) In the event of any future negative say-on-pay vote, Nutrisystem shall discuss its response to such vote in its proxy statement for the annual stockholder meeting in the following year in accordance with the SEC's rules and regulations; (vii) Nutrisystem shall include a full disclosure in its annual stockholder meeting proxy statement in accordance with the SEC's rules and regulations of any compensation peer group used by the Board or Compensation Committee in setting executive officer compensation; (viii) Nutrisystem shall retain an independent compensation consultant to provide advice, and perform analyses in connection with such advice, concerning Nutrisystem's executive compensation policies; (ix) Maintenance of stock ownership guidelines applicable to the Board and the Company's executive officers; and (x) the Compensation Committee shall consist entirely of independent directors, consistent with the rules of the primary stock exchange or market on which Nutrisystem's common stock is traded.

  The Parties agree that the foregoing measures have and will substantially benefit Nutrisystem and Current Nutrisystem Stockholders. The Board, exercising its independent business judgment, believes that the Settlement is in the best interests of Nutrisystem and Current Nutrisystem Stockholders.

  DISMISSAL AND RELEASES

  In connection with the Court's approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice of all claims alleged by Plaintiffs against the Individual Defendants in the Federal Action. Additionally, in accordance with the terms of the Stipulation, within ten (10) days of the Court's final approval of the Settlement, the Parties will jointly apply to the State Court to have the State Action dismissed with prejudice.

  Upon the entry of the Final Order and Judgment, Plaintiffs, Plaintiffs' Released Persons, Nutrisystem, and Current Nutrisystem Stockholders, shall be deemed to have-and by operation of the FinalOrder and Judgment shall have-fully, finally and forever released, waived, relinquished, discharged and dismissed as against Defendants' Released Persons any and all of Plaintiffs' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs' Released Claims against any and all of Defendants' Released Persons. It is the intent of Plaintiffs' Released Persons that no claims may hereafter be brought or prosecuted, directly, indirectly or derivatively on behalf of Nutrisystem against any of Defendants' Released Persons which arise from or relate in any manner to the Plaintiffs' Released Claims.

  Further, upon entry of the Final Order and Judgment, Defendants' Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs' Released Persons any and all ofDefendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants' Released Claims against Plaintiffs' Released Persons.

  ATTORNEYS' FEES AND EXPENSES

  As a unitary part of the Settlement and in recognition of the substantial benefits provided to Nutrisystem and Current Nutrisystem Stockholders as a result of the initiation, prosecution and settlement of the Actions, Nutrisystem, on behalf of all Defendants, and the Board, shall cause to be paid to Plaintiffs' Counsel an award of attorneys' fees and expenses in the Actions in the total amount of $765,000 (the "Fee Award"). The Parties mutually agree that this Fee Award is fair and reasonable in light of the benefits bestowed upon Nutrisystem and Current Nutrisystem Stockholders by the Stipulation. Plaintiffs' Counsel shall request approval of the Fee Award at the Settlement Hearing. To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Actions, nor have they been reimbursed for their out-of-pocket expenses incurred. Plaintiffs' Counsel believe that the Fee Award agreed to is within the range of attorneys' fees approved by courts under similar circumstances in litigation of this type.

  Additionally, in light of the benefits Plaintiffs have created for Nutrisystem and all Current Nutrisystem Stockholders, Plaintiffs may apply for Court-approved incentive awards in the amount of $5,000 each ("Incentive Awards"). The Incentive Awards shall be funded from the Fee Award to the extent that the Fee Award is approved in whole or in part. Defendants reserve all rights with respect to the Incentive Awards, including the right to object to such Incentive Awards.

  THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

  Any Current Nutrisystem Stockholder may object and appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Awards should not be approved; provided, however, unless otherwise ordered by the Court, no Current Nutrisystem Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that stockholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Nutrisystem common stock through the date of the Settlement Hearing, including the number of shares of Nutrisystem common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Nutrisystem Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Nutrisystem Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker THE WEISER LAW FIRM, P.C. 22 Cassatt Ave Berwyn, PA 19312 and Eduard Korsinsky LEVI & KORSINSKY LLP 30 Broad Street, 24th Floor New York, NY 10004 Counsel for Plaintiffs	Jay A. Dubow PEPPER HAMILTON LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 Counsel for Defendants

  Any Current Nutrisystem Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award and Incentive Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

  CONDITIONS FOR SETTLEMENT

  The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) expiration of the time to appeal from or alter or amend the Final Order and Judgment; and (3) dismissal of the State Action with prejudice. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of September 5, 2012.

  EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which may be inspected at the Clerk of the Court's Office, U.S. District Court for the Eastern District of Pennsylvania, 601 Market Street, Room 2609, Philadelphia, Pennsylvania 19106, during business hours of each business day. The Notice will also be available for viewing on the websites of Levi & Korsinsky LLP at www.zlk.com and Nutrisystem at www.nutrisystem.com.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to either of the following:

BRETT D. STECKER, ESQ.

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 225-2678

EDUARD KORSINSKY, ESQ.

LEVI & KORSINSKY LLP

30 Broad Street, 24th Floor

New York, NY 10004

Telephone: (212) 363-7500

Facsimile: (212) 363-7171

Counsel for Plaintiffs

PLEASE DO NOT TELEPHONE THE COURT OR NUTRISYSTEM REGARDING THIS NOTICE.